UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 26, 2012
(Date of earliest event reported)

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055
_____________________________________

Delaware (State or other jurisdiction of incorporation)	82-0291227 (IRS Employer Identification No.)

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814
(Address of principal executive offices, including zip code)

 (208) 664-4859
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD

On December 26, 2012, Timberline Resources Corporation (the “Registrant”) issued a press release to announce the closing of the Registrant’s previously announced underwritten public offering entitled “Timberline Resources Announces Closing of Public Offering of Common Stock and Full Exercise of Underwriter’s Over-Allotment Option.”  A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release attached to this current report on Form 8-K as Exhibit 99.1, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

4.1           Common Stock Purchase Option Agreement dated December 26, 2012*
99.1         Press Release dated December 26, 2012**

* The foregoing Exhibit is hereby incorporated by reference into the Registrant’s Registration Statement on Form S-3 (File No. 333-181378), filed with the SEC of May 11, 2012 and declared effective on May 22, 2012, pursuant to the United States Securities Act of 1933, as amended.

**The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

    In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION (Registrant)

Dated: December 26, 2012	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit	Description
4.1	Common Stock Purchase Option Agreement dated December 26, 2012*
99.1	Press Release dated December 26, 2012**

*The foregoing Exhibit is hereby incorporated by reference into the Registrant’s Registration Statement on Form S-3 (File No. 333-181378), filed with the SEC of May 11, 2012 and declared effective on May 22, 2012, pursuant to the United States Securities Act of 1933, as amended.

** The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.